GOLUB CAPITAL INVESTMENT CORPORATION INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2019

Disclaimer Some of the statements in this presentation constitute forward-looking statements, (“SEC”), including annual reports on Form 10-K, registration statements on Form which relate to future events or our future performance or financial condition. The N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. forward-looking statements contained in this presentation involve risks and This presentation contains statistics and other data that have been obtained from uncertainties, including statements as to: our future operating results; our business or compiled from information made available by third-party service providers. We prospects and the prospects of our portfolio companies; the effect of investments have not independently verified such statistics or data. that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; completion of a public offering of Additional Information and Where to Find It our securities or other liquidity event; actual and potential conflicts of interest with This communication relates to a proposed business combination involving Golub GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Capital BDC, Inc. (“GBDC”) and Golub Capital Investment Corporation (“we,” “us,” Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future “our,” or “GCIC”) (the “Merger”), along with related proposals for which stockholder success on the general economy and its effect on the industries in which we invest; approval will be sought (collectively, the “Proposals”). In connection with the the ability of our portfolio companies to achieve their objectives; the use of Proposals, each of GBDC and GCIC have filed relevant materials with the SEC, borrowed money to finance a portion of our investments; the adequacy of our including a registration statement on Form N-14, which includes a joint proxy financing sources and working capital; the timing of cash flows, if any, from the statement of GBDC and GCIC and a prospectus of GBDC. This communication does operations of our portfolio companies; general economic and political trends and not constitute an offer to sell or the solicitation of an offer to buy any securities or a other external factors; the ability of GC Advisors to locate suitable investments for solicitation of any vote or approval. No offer of securities shall be made except by us and to monitor and administer our investments; the ability of GC Advisors or its means of a prospectus meeting the requirements of Section 10 of the Securities affiliates to attract and retain highly talented professionals; our ability to qualify and Act. STOCKHOLDERS OF EACH OF GBDC AND GCIC ARE URGED TO READ ALL maintain our qualification as a regulated investment company and as a business RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY development company; general price and volume fluctuations in the stock markets; STATEMENT OF GBDC AND GCIC REGARDING THE PROPOSALS (THE “PROXY the impact on our business of the Dodd-Frank Wall Street Reform and Consumer STATEMENT”), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, Protection Act and the rules and regulations issued thereunder and any actions BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GBDC, GCIC, toward repeal thereof; and the effect of changes to tax legislation and our tax THE MERGER AND THE PROPOSALS. Investors and security holders will be able to position. obtain the documents filed with the SEC free of charge at the SEC’s web site, Such forward-looking statements may include statements preceded by, followed by http://www.sec.gov or, for documents filed by GBDC, from GBDC’s website at or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” http://www.golubcapitalbdc.com. “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” Participants in the Solicitation “plan” or similar words. GBDC and GCIC and their respective directors, executive officers and certain other We have based the forward-looking statements included in this presentation on members of management and employees of GC Advisors and its affiliates, may be information available to us on the date of this presentation. Actual results could deemed to be participants in the solicitation of proxies from the stockholders of differ materially from those anticipated in our forward-looking statements and GBDC and GCIC in connection with the Proposals. Information regarding the future results could differ materially from historical performance. We undertake no persons who may, under the rules of the SEC, be considered participants in the obligation to revise or update any forward-looking statements, whether as a result solicitation of the GBDC and GCIC stockholders in connection with the Proposals of new information, future events or otherwise. You are advised to consult any will be contained in the Proxy Statement when such documents become available. additional disclosures that we may make directly to you or through reports that we This document may be obtained free of charge from the sources indicated above. have filed or in the future may file with the Securities and Exchange Commission 2

Summary of Quarterly Results Third Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended June 30, 2019 was $24.2 million, or $0.32 per share, resulting in an annualized return on equity of 8.6%. This compares to net income of $21.1 million, or $0.30 per share, and an annualized return on equity of 8.0% for the quarter ended March 31, 2019. − Net investment income for the quarter ended June 30, 2019 was $25.2 million, or $0.33 per share, as compared to $22.3 million, or $0.31 per share for the quarter ended March 31, 2019. Excluding a $0.2 million reversal in the accrual for the capital gain incentive fee (net of waiver) under GAAP, net investment income for the quarter ended June 30, 2019 was $25.0 million, or $0.331 per share, as compared to $22.1 million, or $0.311 per share, excluding a $0.2 million reversal in the accrual for the capital gain incentive fee (net of waiver) under GAAP for the quarter ended March 31, 2019. − Net realized and unrealized loss on investments and foreign currency of $1.0 million, or $0.01 per share, for the quarter ended June 30, 2019 was the result of $3.8 million of net realized gains and $4.8 million of net unrealized depreciation. This compares to a net realized and unrealized loss on investments and foreign currency of $1.2 million, or $0.01 per share, for the quarter ended March 31, 2019. − New middle-market investment commitments totaled $351.0 million for the quarter ended June 30, 2019. Approximately 74% of the new investment commitments were one stop loans, 22% were senior secured loans, 3% were second lien loans and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by 6.1%, or $122.4 million, during the quarter ended June 30, 2019. − On July 11, 2019, Golub Capital BDC, Inc (“GBDC”) filed an amended registration statement on Form N-14, which included a joint proxy statement of GBDC and GCIC in connection with GBDC’s proposed merger with GCIC. The registration statement was declared effective by the SEC on July 12, 2019 and a special meeting for GCIC stockholders is scheduled for September 4, 2019. We remain very excited about the proposed merger with GBDC, which we currently expect to close in September 2019, subject to stockholder approvals and other customary closing conditions. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital Investment Corporation (“we,” “us,” “our,” “GCIC” and the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2019 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per weighted average share. The pending merger of GCIC with GBDC, would, if completed, result in the effective sale of GCIC and all of its assets and liabilities to GBDC and the merger agreement provides for the termination of the Investment Advisory Agreement. Upon termination of the Investment Advisory Agreement, the final calculation of the capital gain incentive fee under the Investment Advisory Agreement will treat all of GCIC’s investments as being sold at their respective fair values on the date immediately preceding the closing of the merger. Assuming the merger had been completed and the Investment Advisory Agreement terminated on June 30, 2019, GCIC would have a payment to GC Advisors of a capital gain incentive fee of $1.1 million pursuant to the Investment Advisory Agreement. 3

Financial Highlights

Dollars in 000s	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Net income	$ 20,476	$ 18,771	$ 18,738	$ 21,099	$ 24,241
Net investment income	19,416	21,293	20,193	22,303	25,219
Net realized/unrealized gain (loss)	1,060	(2,522)	(1,455)	(1,204)	(978)
Distributions declared	20,476	18,771	18,738	21,099	24,241

Per Share [1] and Return on Equity [2] Statistics	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Earnings per weighted average share	$ 0.35	$ 0.32	$ 0.28	$ 0.30	$ 0.32
Net investment income per weighted average share	0.33	0.37	0.31	0.31	0.33
Accrual for capital gain incentive fee per weighted average share	0.00*	(0.01)	(0.01)	0.00*	0.00*
Net investment income before accrual for capital gain incentive fee (net) per weighted average share [3]	0.33	0.36	0.30	0.31	0.33
Net realized/unrealized gain (loss) per weighted average share	0.02	(0.05)	(0.03)	(0.01)	(0.01)
Annualized return on equity – net income	9.5%	8.4%	7.6%	8.0%	8.6%
Annualized return on equity – net investment income	9.0%	9.5%	8.2%	8.5%	9.0%
Annualized return on equity – net investment income before accrual for capital gain incentive fee (net) [3,4]	9.0%	9.4%	7.7%	8.4%	8.9%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

* Represents an amount less than $0.01 per share.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2019 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. The pending merger of GCIC with GBDC, would, if completed, result in the effective sale of GCIC and all of its assets and liabilities to GBDC and the merger agreement provides for the termination of the Investment Advisory Agreement. Upon termination of the Investment Advisory Agreement, the final calculation of the capital gain incentive fee under the Investment Advisory Agreement will treat all of GCIC's investments as being sold at their respective fair values on the date immediately preceding the closing of the merger. Assuming the merger had been completed and the Investment Advisory Agreement terminated on June 30, 2019, GCIC would have a payment to GC Advisors of a capital gain incentive fee of $1.1 million pursuant to the Investment Advisory Agreement.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee under GAAP for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $351.0 million for the quarter ended June 30, 2019.
- Net growth in investments at fair value (after factoring in debt repayments and other portfolio activity) for the quarter ended June 30, 2019 was $122.4 million, a 6.1% increase from the quarter ended March 31, 2019.

Select Portfolio Funds Roll Data (in millions)	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
New Investment Commitments	$ 254.4	$ 199.7	$ 262.8	$ 158.7	$ 351.0
Exits and Sales of Investments [1]	140.5	163.2	39.2	41.9	172.2
Fair Value of Investments	1,642.6	1,674.4	1,867.7	2,016.8	2,139.3
Net Funds Growth [2]	68.0	31.8	193.3	149.1	122.4

Asset Mix of New Originations	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Senior Secured	9%	17%	18%	17%	22%
One Stop	90%	82%	80%	83%	74%
Junior Debt [3]	0%*	0%	0%	0%*	3%
Equity	1%	1%	2%	0%*	1%

Portfolio Rotation – Debt Investments	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Weighted average rate on new investments [4]	7.6%	8.1%	7.8%	8.5%	8.0%
Weighted average spread of new floating rate investments	5.6%	5.8%	5.5%	5.8%	5.4%
Weighted average interest rate on investments that paid-off [5]	8.4%	8.8%	8.7%	7.9%	8.7%

* Represents an amount less than 1.0%

1. Includes full and partial payoffs and sales, including sales to GCIC SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.
3. Includes subordinated debt and second lien loans.
4. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR, Euro Interbank Offered Rate ("EURIBOR"), or Prime rate option, the contractual rate is calculated using current LIBOR or EURIBOR at the time of funding, the spread over LIBOR or EURIBOR and the impact of any LIBOR or EURIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
5. Excludes exits on investments on non-accrual status.

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Portfolio Highlights – Portfolio Diversity as of June 30, 2019 Investment Portfolio $2,089 mm1 // 213 Investments1 – Average Size $9.8 mm Historical Investment Portfolio ($mm) $2,400 $2,200 $2,139 $2,017 2% 2% $2,000 3% $1,868 2% 3% $1,800 2% Inv. in GCIC $1,643 $1,674 SLF 3% 3% $1,600 2% 2% Equity $1,400 2 83% 82% Junior Debt $1,200 83% $1,000 One Stop 83% 83% $800 Senior Secured $600 $400 $200 12% 14% 12% 12% 12% $- Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 1. Excludes investment in GCIC SLF. 2. Junior debt is comprised of second lien and subordinated debt. 6

Portfolio Highlights – Portfolio Diversity as of June 30, 2019 Diversity by Investment Size Industry Diversity of Investments GCIC SLF 2% Diversified/Conglomerate Service 35% Top 10 Investments 20% Healthcare, Education and Childcare 17% Retail Stores 7% Electronics 6% Personal, Food and Miscellaneous Services 6% Remaining Top 25 188 Investments Beverage, Food and Tobacco 5% Investments 58% 40% Leisure, Amusement, Motion Pictures, Entertainment 4% Insurance 3% Interest Rate on Loans1 Fixed – 0.4% Diversified/Conglomerate Manufacturing 3% Buildings and Real Estate 3% Investment in SLF 2% Other 8% 99.6% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Economic Analysis

GCIC – Economic Analysis



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.2%
8.5%
9.0%
9.5%
9.6%
9.1%
9.1%
9.3%
7.8%
7.9%
8.4%
8.8%
8.8%
8.6%
8.7%
8.6%
4.3%
4.6%
4.8%
4.9%
5.0%
4.7%
4.8%
4.7%
3.9%
3.9%
4.2%
4.6%
4.6%
4.4%
4.3%
4.6%
1.3%
1.7%
2.3%
2.3%
2.4%
2.8%
2.6%
2.3%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019 1
Q2 2019
Q3 2019
Investment income yield 2
Weighted average cost of debt 5
Income yield 3
3-Month London Interbank Offered Rate ("LIBOR")
Weighted average net investment spread 4

1. The weighted average cost of debt and weighted average net investment spread presented for the quarter ended December 31, 2018 exclude $1.3 million of accelerated capitalized debt issuance costs that resulted from the December 13, 2018 early redemption of notes issued by the 2016 Debt Securitization. The weighted average cost of debt and weighted average net investment spread were 5.3% and 3.8%, respectively, when including the $1.3 million of accelerated capitalized debt issuance costs.
2. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
3. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
5. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of June 30, 2019 remained strong with non-accrual investments as a percentage of total debt investments at cost and fair value of 0.6% and 0.2%, respectively. − During the quarter ended June 30, 2019, the number of non-accrual investments remained flat at five portfolio company investments. Subsequent to quarter-end, we received a 100.0% recovery on our remaining principal balance on one small non-accrual investment. − Over 90% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of June 30, 2019. Non-Accrual – Debt Investments Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Non-accrual investments at amortized cost (000s) $ 12,994 $ 9,694 $ 12,821 $ 11,472 $ 11,759 Non-accrual investments / total debt investments at amortized cost 0.8% 0.6% 0.7% 0.6% 0.6% Non-accrual investments at fair value (000s) $ 9,892 $ 5,196 $ 5,769 $ 4,857 $ 4,708 Non-accrual investments / total debt investments at fair value 0.6% 0.3% 0.3% 0.3% 0.2% 1. Please see Internal Performance Ratings definitions on the following page. 9

Portfolio Highlights – Portfolio Ratings Portfolio Risk Ratings December 31, 2018 March 31, 2019 June 30, 2019 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 125,713 6.7% $ 142,955 7.0% $ 89,486 4.2% 4 $ 1,603,406 85.9% $ 1,735,136 86.0% $ 1,889,566 88.3% 3 $ 119,105 6.4% $ 120,409 6.0% $ 141,797 6.6% 2 $ 19,428 1.0% $ 17,245 0.9% $ 17,342 0.8% 1 $ 1 0.0% * $ 1,103 0.1% $ 1,104 0.1% Total $ 1,867,653 100.0% $ 2,016,848 100.0% $ 2,139,295 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination 10

Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, June 30, 2018 September 30, 2018 December 31, 2018 March 31, 2019 June 30, 2019 except per share data) (unaudited) (audited) (unaudited) (unaudited) (unaudited) Assets Investments, at fair value $ 1,642,635 $ 1,674,438 $ 1,867,653 $ 2,016,848 $ 2,139,295 Cash, cash equivalents, and foreign currencies 9,582 14,659 27,313 7,150 13,075 Restricted cash, cash equivalents, and foreign 29,352 23,857 54,819 88,257 50,748 currencies Other assets 7,494 6,107 7,098 7,675 7,318 Total Assets $ 1,689,063 $ 1,719,061 $ 1,956,883 $ 2,119,930 $ 2,210,436 Liabilities and Net Assets Debt $ 747,750 $ 762,330 $ 860,751 $ 993,713 $ 997,823 Unamortized debt issuance costs (2,309) (1,921) (6,011) (6,320) (6,410) Other short-term borrowings 12,287 – 24,719 – 4,001 Interest payable 3,091 2,916 2,613 9,257 7,132 Management and incentive fee payable 10,042 10,102 9,127 10,180 10,482 Distributions payable 20,476 11,840 7,235 12,962 24,241 Other liabilities 1,568 1,585 1,868 1,498 2,357 Total Liabilities 792,905 786,852 900,302 1,021,290 1,039,626 Total Net Assets 896,158 932,209 1,056,581 1,098,640 1,170,810 Total Liabilities and Net Assets $ 1,689,063 $ 1,719,061 $ 1,956,883 $ 2,119,930 $ 2,210,436 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Regulatory leverage 0.85x 0.82x 0.84x 0.91x 0.86x Asset coverage 217.4% 221.8% 219.0% 209.5% 216.0% Common shares outstanding 59,743,807 62,147,237 70,438,775 73,242,693 78,053,989 11

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the quarter ended June 30, 2018 (unaudited)	September 30, 2018 (unaudited)	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)
Investment Income					
Interest income	$ 33,520	$ 36,307	$ 38,199	$ 41,708	$ 45,850
Dividend income	1,644	1,582	1,066	1,192	1,232
Fee income	1,147	823	380	93	848
Total Investment Income	36,311	38,712	39,645	42,993	47,930
Expenses					
Interest and other debt financing expenses	8,270	8,674	10,958	10,945	11,613
Base management fee, net of waiver	4,058	4,169	4,486	4,849	5,245
Incentive fee – net investment income, net of waiver	3,439	3,703	3,411	3,898	4,423
Incentive fee – capital gains, net of waiver	73	(309)	(867)	(216)	(150)
Other operating expenses	1,055	1,182	1,464	1,214	1,580
Total Expenses, net of waivers	16,895	17,419	19,452	20,690	22,711
Net Investment Income	19,416	21,293	20,193	22,303	25,219
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	2,454	1,168	23	(940)	3,788
Net unrealized appreciation (depreciation) on investments and foreign currency translation	(1,394)	(3,690)	(1,478)	(264)	(4,766)
Net gain (loss) on investments and foreign currency	1,060	(2,522)	(1,455)	(1,204)	(978)
Net Increase in Net Assets Resulting from Operations	$ 20,476	$ 18,771	$ 18,738	$ 21,099	$ 24,241
Per Share Data					
Earnings per weighted average share [1]	$ 0.35	$ 0.32	$ 0.28	$ 0.30	$ 0.32
Net investment income per weighted average share [1]	$ 0.33	$ 0.37	$ 0.31	$ 0.31	$ 0.33
Distributions paid per share [2]	$ 0.35	$ 0.32	$ 0.28	$ 0.30	$ 0.32
Weighted average common shares outstanding	58,083,180	59,191,144	65,402,150	71,341,480	75,516,790

1. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data is based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Portfolio Highlights – GCIC Senior Loan Fund LLC

- The annualized return for the quarter ended June 30, 2019 was 9.7%, as compared to 7.4% for the quarter ended March 31, 2019.
- Total investments at fair value as of June 30, 2019 were $112.9 million, a 5.2% decrease from March 31, 2019.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**June 30, 2018** (unaudited)	**September 30, 2018** (audited)	**December 31, 2018** (unaudited)	**March 31, 2019** (unaudited)	**June 30, 2019** (unaudited)
Total investments, at fair value	$ 162,200	$ 134,102	$ 126,948	$ 119,067	$ 112,928
Cash and other assets	2,923	2,455	3,940	5,888	3,853
Total assets	$ 165,123	$ 136,557	$ 130,888	$ 124,955	$ 116,781
Senior credit facility	103,750	79,650	73,758	68,020	59,788
Unamortized debt issuance costs	(730)	(569)	(518)	(440)	(246)
Other liabilities	384	403	428	462	316
Total liabilities	103,404	79,484	73,667	68,042	59,858
Members' equity	61,719	57,073	57,221	56,913	56,923
Total liabilities and members' equity	$ 165,123	$ 136,557	$ 130,888	$ 124,955	$ 116,781
Senior leverage	1.68x	1.40x	1.29x	1.20x	1.05x

(Dollar amounts in 000s)

	For the three months ended				
GCIC Return on Investment in GCIC SLF	**June 30, 2018** (unaudited)	**September 30, 2018** (unaudited)	**December 31, 2018** (unaudited)	**March 31, 2019** (unaudited)	**June 30, 2019** (unaudited)
Total Income	$ 1,567	$ 1,454	$ 1,166	$ 923	$ 1,214
Annualized return on total income [1]	10.2%	11.2%	9.2%	7.4%	9.7%

1. The Company's annualized return on investments in GCIC SLF is calculated by dividing total income (loss) earned on the Company's investments in GCIC SLF by the daily average of its investments in the net asset value of the GCIC SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in GCIC SLF and the income from such investments.

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Liquidity and Capital Subscriptions Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $13.1 million as of June 30, 2019. − Restricted cash and cash equivalents and restricted foreign currencies totaled $50.7 million as of June 30, 2019. Restricted cash is held in our securitization vehicle and in our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Capital Subscriptions − As of June 30, 2019, we had total investor capital subscriptions of $1.11 billion and contributed capital of $1.05 billion (94.7% called capital ratio). − On August 6, 2019, we delivered a capital drawdown notice relating to the sale of 3,821,000.007 shares of our common stock at a price of $15.00 per share to call the remaining uncalled capital subscriptions for aggregate proceeds of $57.3 million. A portion of the proceeds will be used to repay the outstanding balance on our credit facility with Sumitomo Mitsui Banking Corporation (“SMBC”) upon the facility’s maturity date of August 17, 2019. Debt Facilities - Availability − As of June 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $119.9 million of remaining commitments and $55.1 million of availability on our $300.0 million revolving credit facility with Wells Fargo. The facility was amended on May 29, 2019, to, among other things, increase the borrowing capacity from $200.0 million to $300.0 million. The other material terms of the credit facility were unchanged. − As of June 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $0.2 million of remaining commitments and $0.2 million of availability on our $250.0 million revolving credit facility with Deutsche Bank. − During the quarter ended June 30, 2019, the borrowing capacity on our credit facility with SMBC was reduced from $44.4 million to $21.4 million as certain of the uncalled capital commitments that secure the facility were fully funded. As of June 30, 2019, our $21.4 million revolving credit facility with SMBC was fully drawn. − As of June 30, 2019, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. 14

Debt Facilities*

2018 Debt Securitization

Tranche	Rating (F/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 GCIC 2018 Notes	AAA / AAA	$490.0	3 Month LIBOR + 1.48%	January 20, 2031	January 20, 2023
Class A-2 GCIC 2018 Notes	NR/ AAA	$38.5	Fixed 4.665%	January 20, 2031	January 20, 2023
Class B-1 GCIC 2018 Notes	NR / AA	$18.0	3 Month LIBOR + 2.25%	January 20, 2031	January 20, 2023
Total Notes Issued[1]		**$546.5**			

Other Debt Facilities

Issuer	Outstanding ($mm)	Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility [2]	$180.1	$300.0	1 Month LIBOR + 2.00%	March 21, 2024	March 20, 2021
Deutsche Bank Credit Facility [3]	$249.8	$250.0	3 Month LIBOR + 1.90%	December 31, 2024	December 31, 2021
SMBC Revolving Credit Facility	$21.4	$21.4	1 Month LIBOR + 1.50%	August 17, 2019	N/A
GC Advisors Revolver	$0.0	$40.0	Applicable Federal Rate	February 5, 2021	N/A

* Information is presented as of June 30, 2019.

1. The Class B-2 GCIC 2018 Notes, Class C GCIC 2018 Notes, Class D GCIC 2018 Notes and Subordinated GCIC 2018 Notes issued in the GCIC 2018 Debt Securitization, totaling $27.0 million, $95.0 million, $60.0 million and $179.7 million, respectively, were retained by the Company.
2. Includes non U.S. dollar ("USD") borrowings denominated in Euros ($5.5 million USD equivalent), in Canadian dollars ($4.6 million USD equivalent) and in Pound Sterling ($5.6 million USD equivalent).
3. Includes non USD borrowings denominated in Euros ($8.4 million USD equivalent), Includes non USD borrowings denominated in Australian dollars ($0.8 million USD equivalent).

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Common Stock and Distribution Information Distributions Paid Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share February 6, 2018 April 27, 2018 April 2018 57,819,693.450 July 24, 2018 $ 0.1351 $ 7,811,805 May 4, 2018 May 18, 2018 May 2018 57,819,693.450 July 24, 2018 0.1046 6,046,494 May 4, 2018 June 15, 2018 June 2018 58,325,385.782 July 24, 2018 0.1135 6,617,281 Total for Quarter Ended June 30, 2018 $ 0.3532 $ 20,475,580 May 4, 2018 July 21, 2018 July 2018 58,037,388.381 September 25, 2018 $ 0.1194 $ 6,931,225 August 7, 2018 August 31, 2018 August 2018 58,755,211.413 November 27, 2018 0.0753 4,427,264 August 7, 2018 September 21, 2018 September 2018 60,780,608.940 November 27, 2018 0.1220 7,412,866 Total for Quarter Ended September 30, 2018 $ 0.3167 $ 18,771,355 August 7, 2018 October 17, 2018 October 2018 64,165,996.549 December 28, 2018 $ 0.0924 $ 5,930,806 November 27, 2018 November 28, 2018 November 2018 67,103,001.653 December 28, 2018 0.0831 5,573,092 November 27, 2018 December 26, 2018 December 2018 70,022,164.056 February 27, 2019 0.1033 7,234,727 Total for Quarter Ended December 31, 2018 $ 0.2788 $ 18,738,625 November 27, 2018 January 21, 2019 January 2019 70,438,775.169 February 27, 2019 $ 0.1155 $ 8,136,335 February 5, 2019 February 26, 2019 February 2019 70,438,775.169 May 24, 2019 0.0821 5,782,816 February 5, 2019 March 27, 2019 March 2019 73,242,692.661 May 24, 2019 0.0980 7,179,533 Total for Quarter Ended March 31, 2019 $ 0.2956 $ 21,098,684 February 5, 2019 April 29, 2019 April 2019 73,242,692.661 July 26, 2019 $ 0. 0984 $ 7,208,985 May 7, 2019 May 17, 2019 May 2019 75,425,292.661 July 26, 2019 0.1174 8,852,371 May 7, 2019 June 14, 2019 June 2019 78,053,988.796 July 26, 2019 0.1048 8,179,803 Total for Quarter Ended June 30, 2019 $ 0.3206 $ 24,241,159 16

Common Stock and Distribution Information Distributions Declared 1 Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share 2 May 7, 2019 July 19, 2019 July 2019 78,053,988.796 August 28, 2019 TBD TBD 1. Assuming shareholder approval of the merger between GBDC and GCIC, GCIC’s Board intends to declare a final distribution for the earnings period from August 2019 to the closing date of the merger, to be paid at or near the closing of the merger. 2. On August 6, 2019, GCIC’s board accelerated the payment date of the July 2019 distribution from September 27, 2019 to August 28, 2019. 17

GCIC/GBDC Merger

We remain excited about the pending merger with GBDC and believe it is an attractive path forward for GCIC for several reasons:

Premium to Net Asset Value	- Based on GBDC's closing stock price as of August 9, 2019, the fixed exchange ratio offers GCIC stockholders a 4.6% premium to GCIC's June 30, 2019 NAV per share.
Value Creation From GBDC NAV Per Share Accretion	- Potential for additional value creation if post-merger GBDC continues to trade at a premium to book value comparable to or higher than its 3-year average[1]
Potential for Dividend Increase	- GBDC's Board intends to increase the quarterly dividend to $0.33 per share post-merger, provided that it reserves the right to revisit this intention if market conditions or GBDC's prospects meaningfully change
Increased Scale and Liquidity	- GBDC would be the 5th largest externally managed, publicly traded BDC by assets[2] - Larger BDCs generally have greater liquidity
Merger With a Known, Diversified Portfolio of Assets	- Over 98% of GCIC's investments overlap with those of GBDC as of June 30, 2019[3]
Greater Access to Long-Term, Low-Cost, Flexible Debt Capital	- The increased scale of the combined company may enable better access to securitization markets, future debt facility consolidation and potential cost reductions
Potential for Operational Synergies	- Combined company is expected to realize annual synergies of approximately $0.9 million
More Favorable Incentive Fee Structure[4]	- GBDC's income incentive fee hurdle rate of 8% per annum exceeds GCIC's hurdle rate of 6% per annum

1. Period ended June 30, 2019.
2. Based on a pro forma merger using balance sheet assets at fair value as of June 30, 2019 for GBDC and GCIC and the most recently available data for other externally managed, publicly traded BDCs.
3. Calculated on a fair value basis. Excludes investments in Senior Loan Fund LLC ("SLF") and GCIC Senior Loan Fund LLC ("GCIC SLF").
4. Closing of the merger is conditioned on approval by GBDC stockholders of certain other changes to the investment advisory agreement with GC Advisors.

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